FOR IMMEDIATE RELEASE	New York, NY (February 25, 2011)

INTERPUBLIC INITIATES QUARTERLY
COMMON STOCK DIVIDEND AND ANNOUNCES
NEW SHARE REPURCHASE PROGRAM

NEW YORK—(BUSINESS WIRE)—Interpublic (NYSE: IPG) today announced that on February 24, 2011, the company’s Board of Directors initiated a quarterly dividend on IPG common stock and declared a common stock cash dividend of $0.06 per share, payable on March 25, 2011 to holders of record at the close of business on March 11, 2011.

The company also announced that on February 24, 2011 the Interpublic Board of Directors authorized a program to repurchase from time to time up to $300 million of IPG common stock.  Repurchases under the program may be effected through open market purchases, trading plans established in accordance with SEC rules, derivative transactions or other means.  The timing and amount of repurchases under the authorization will depend on market conditions and the company’s other funding requirements.  The share repurchase program has no expiration date.  Interpublic expects to begin purchases under the program in the first quarter of 2011.

“The dividend and share repurchase programs are important milestones for us, which signal confidence in the sustainability of our strong competitive performance,” said Michael I. Roth, Interpublic’s Chairman and CEO.  “They also underscore that we are in position to deliver on our commitment to returning capital to our shareholders, while continuing to invest in the long-term growth needs of the business.”

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Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies.  Major global brands include Draftfcb, FutureBrand, GolinHarris International, Initiative, Jack Morton Worldwide, Lowe Worldwide, Magna, McCann Erickson, Momentum, MRM Worldwide, Octagon, R/GA, UM and Weber Shandwick.  Leading domestic brands include Campbell-Ewald; Campbell Mithun; Carmichael Lynch; Deutsch, a Lowe & Partners Company; Hill Holliday; ID Media; Mullen and The Martin Agency.  For more information, please visit www.interpublic.com.

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Contact Information
Tom Cunningham (212) 704-1326	Jerry Leshne (Analysts, Investors) (212) 704-1439

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements.  Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.  Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax